As filed with the Securities and Exchange Commission on March 3, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ARLO TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	38-4061754
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3030 Orchard Parkway San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)

Arlo Technologies, Inc. 2018 Equity Incentive Plan

Arlo Technologies, Inc. 2018 Employee Stock Purchase Plan

(Full titles of the plans)

Matthew McRae

Chief Executive Officer

3030 Orchard Parkway

San Jose, California 95134

(408) 890-3900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas A. Coll

Sean M. Clayton

Cooley LLP

4401 Eastgate Mall

San Diego, CA 92121

(858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
2018 Equity Incentive Plan Common Stock, $0.001 par value per share	3,173,178 shares (3)	$6.875	$21,815,598.75	$2,380.09
2018 Employee Stock Purchase Plan Common Stock, $0.001 par value per share	793,294 shares (4)	$6.875	$5,453,896.25	$595.03

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 shall also cover any additional shares of the Common Stock (“Common Stock”) of Arlo Technologies, Inc. (the “Registrant”) that become issuable under the Arlo Technologies, Inc. 2018 Equity Incentive Plan (the “2018 EIP”) or the Arlo Technologies, Inc. 2018 Employee Stock Purchase Plan (the “2018 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)

This estimate is made pursuant to Rule 457(c) and Rule 457(h)(1) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the Common Stock on February 26, 2021, as reported on the New York Stock Exchange.

(3)

Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the 2018 EIP on January 1, 2021 pursuant to an “evergreen” provision contained in the 2018 EIP. Pursuant to such provision, on January 1 of each year commencing in 2019, the number of shares authorized for issuance under the 2018 EIP is automatically increased by: (a) a number equal to 4% of the total number of shares of Common Stock outstanding on December 31 of the preceding calendar year; or (b) a number determined by the Registrant’s board of directors that is less than the amount set forth in the foregoing clause (a).

(4)

Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the 2018 ESPP on January 1, 2021 pursuant to an “evergreen” provision contained in the 2018 ESPP. Pursuant to such provision, on January 1 of each year commencing in 2019, the number of shares authorized for issuance under the 2018 ESPP is automatically increased by a number equal to the least of: (a) 1% of the total number of shares of Common Stock outstanding on December 31 of the preceding calendar year; (b) 1,000,000 shares of Common Stock; or (c) a number determined by the Registrant’s board of directors that is less than the amounts set forth in the foregoing clauses (a) and (b).

INCORPORATION OF DOCUMENTS BY REFERENCE

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plans is effective.

The Registrant previously registered shares of its Common Stock for issuance under the 2018 EIP and the 2018 ESPP under Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on August  3, 2018 (File No. 333-226576), on January 23, 2019 (File No. 333-229335) and on March 3, 2020 (File No. 333-236864). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

ITEM 8. EXHIBITS.

Exhibit Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant.

4.2(2)	Amended and Restated Bylaws of the Registrant.

4.3(3)	Form of Common Stock Certificate of the Registrant.

5.1	Opinion of Cooley LLP.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page hereto.

99.1(4)	Arlo Technologies, Inc. 2018 Equity Incentive Plan.

99.2(5)	Arlo Technologies, Inc. 2018 Employee Stock Purchase Plan.

(1)	Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on August 7, 2018, and incorporated herein by reference.
(2)	Previously filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on August 7, 2018, and incorporated herein by reference.
(3)	Previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-226088), filed with the Commission on July 23, 2018, and incorporated herein by reference.
(4)	Previously filed as Exhibit 10.12 to the Registrant’s Current Report on Form 8-K, filed with the Commission on August 7, 2018, and incorporated herein by reference.
(5)	Previously filed as Exhibit 10.14 to the Registrant’s Annual Report on Form 10-K, filed with the Commission on February 22, 2019, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on March 3, 2021.

ARLO TECHNOLOGIES, INC.

By:	/s/ Matthew McRae
Matthew McRae
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Matthew McRae and Gordon Mattingly, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Matthew McRae Matthew McRae	Chief Executive Officer and Member of the Board of Directors (Principal Executive Officer)	March 3, 2021

/s/ Gordon Mattingly Gordon Mattingly	Chief Financial Officer (Principal Financial and Accounting Officer)	March 3, 2021

/s/ Ralph E. Faison	Chairman of the Board of Directors	March 3, 2021
Ralph E. Faison

/s/ Prashant Aggarwal Prashant Aggarwal	Member of the Board of Directors	March 3, 2021

/s/ Jocelyn E. Carter-Miller Jocelyn E. Carter-Miller	Member of the Board of Directors	March 3, 2021

/s/ Michael W. Pope Michael W. Pope	Member of the Board of Directors	March 3, 2021

/s/ Amy Rothstein Amy Rothstein	Member of the Board of Directors	March 3, 2021

/s/ Grady K. Summers Grady K. Summers	Member of the Board of Directors	March 3, 2021